N-able Announces Share Repurchase Program

BURLINGTON, Mass. — (BUSINESS WIRE)—N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver security, data protection as-a-service and unified endpoint management, today announced that its Board of Directors has approved a share repurchase program authorizing the company to repurchase up to an aggregate of $75 million of shares of its common stock.
“We believe strongly in the opportunities ahead for N-able and our potential to create long-term value for our shareholders as we execute on our strategic vision,” said N-able president and CEO John Pagliuca. “The share repurchase program provides us with additional capital allocation alternatives while still allowing us to invest for long term growth.”
Under the program, shares may be repurchased from time to time on the open market or privately negotiated transactions at the company’s discretion, subject to market conditions and other factors, and in accordance with applicable regulatory requirements. The company may commence, suspend or discontinue purchases of its common stock at any time or periodically without prior notice. The authorization has no expiration date.
About N-able
N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations with respect to the repurchase of shares of its common stock. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements and affect our ability to repurchase shares under the authorization announced in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) any decline in our renewal or net retention rates; (d) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, including increased tariffs or trade wars, or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (e) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (f) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (g) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (h) risks associated with our international operations; (i) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (j) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020 (the “Cyber Incident”), and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (k) our status as a controlled company; (l) our ability to attract and retain qualified employees and key personnel; (m) the timing and success of new product introductions and product upgrades by us or our competitors; (n) our ability to maintain or grow our brands, including the Adlumin brand; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; (s) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; and (t) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2024, that N-able filed with the SEC on March 7, 2025. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.
© 2025 N-able, Inc. All rights reserved.

Contacts:

Investors	Media
Griffin Gyr	Kim Cecchini
ir@n-able.com	kim.cecchini@n-able.com

Source: N-able, Inc.
Category: Financial